MANAGEMENT AGREEMENT

      THIS MANAGEMENT AGREEMENT is made this 30th day of November, 1998, between Profit Funds Investment Trust (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, and Investor Resources Group, LLC (the "Manager"), a limited liability company organized under the laws of the State of Delaware.

      WHEREAS, the Trust has been organized to operate as an openend investment company registered under the Investment Company Act of 1940, as amended (the "Act");

      WHEREAS, the Trust currently issues shares of a single series, the Profit Value Fund (the "Fund"), and the Trustees have the power to create additional series; and

      WHEREAS, the Fund has been created for the purpose of investing and reinvesting its assets in securities pursuant to the investment objective and policies as set forth in the Trust's registration statement under the Act and the Securities Act of 1933 (the "Registration Statement"), as heretofore amended and supplemented; and the Trust desires to avail itself of the services, information, advice, assistance and facilities of a manager and to have a manager provide or perform for it various management, statistical, portfolio adviser selection and other services for the Fund; and

      WHEREAS, the Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended;

      NOW, THEREFORE, the Trust and Manager agree as follows:

      1. EMPLOYMENT OF THE MANAGER. The Trust hereby employs the Manager to manage the investment and reinvestment of the assets of the Fund in the manner set forth in paragraph 2 of this Agreement, subject to the direction of the Board of Trustees and the officers of the Trust, for the period, in the manner, and on the terms hereinafter set forth. The Manager hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth. The Manager shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

      2. OBLIGATION OF AND SERVICES TO BE PROVIDED BY THE MANAGER. The Manager undertakes to provide the services hereinafter set forth and to assume the following obligations:

      A.  Investment  Management  Services.

            (a) The Manager shall have overall supervisory responsibility for the general management and investment of the assets and portfolio securities of the Fund subject to and in accordance with the investment objective and policies of the Fund, and any directions which the Trust's Board of Trustees may issue to the Manager from time to time.

            (b)   The Manager  shall  provide  overall  investment  programs and strategies for the Fund, shall revise such programs as necessary and shall monitor and report periodically to the
                  Board  of  Trustees   concerning  the  implementation  of  the
                  programs.

            (c) The Manager shall have full investment discretion and shall make all determinations with respect to the investment of the Fund's assets and the purchase and sale of portfolio securities with those assets.

            (d) The Manager shall render regular reports to the Trust, at regular meetings of the Board of Trustees, of, among other things, the portfolio investments of the Fund and measurement and analysis of the results achieved by the Fund.

            (e) The Manager shall employ or provide and compensate the executive, administrative, secretarial and clerical personnel necessary to provide the services set forth in this paragraph 2, and shall bear the expense thereof, except as may otherwise be provided in Section 4 of this Agreement. The Manager shall also compensate all officers and employees of the Trust who are officers or employees of the Manager.

            (f) The Manager shall pay all expenses incurred in connection with the sale or distribution of the Fund's shares to the extent such expenses are not assumed by the Fund under the Trust's Plan of Distribution.

      B. Provision of Information Necessary for Preparation of Securities Registration Statements, Amendments and Other Materials. The Manager will make available and provide financial, accounting and statistical information required by the Trust in the preparation of registration statements, reports and other documents required by federal and state securities laws, and such information as the Trust may reasonably request for use in the preparation of registration statements, reports and other documents required by federal and state securities laws.

      C. Other Obligations and Services. The Manager shall make available its officers and employees to the Board of Trustees and officers of the Trust for consultation and discussions regarding the administration and management of the Fund and its investment activities.

      3. EXECUTION AND ALLOCATION OF PORTFOLIO BROKERAGE COMMISSIONS. The Manager, subject to the limitations contained in this paragraph 3, shall place, on behalf of the Fund, orders for the execution of portfolio transactions. The Manager is not authorized by the Trust to take any action, including the purchase or sale of securities for the Fund's account, (a) in contravention of (i) any investment restrictions set forth in the Act and the rules thereunder, (ii) specific instructions adopted by the Board of Trustees and communicated to the Manager, or (iii) the investment objective, policies and restrictions of the Fund as set forth in the Registration Statement, or (b) which would have the effect of causing the Fund to fail to qualify or to cease to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended, or any succeeding statute.

      Subject to the foregoing, the Manager shall determine the securities to be purchased or sold by the Fund and will place orders pursuant to its determination with or through such persons, brokers or dealers in conformity with the policy with respect to brokerage as set forth in the Registration Statement or as the Board of Trustees may direct from time to time. It is recognized that, in providing the Fund with investment supervision of the placing of orders for portfolio transactions, the Manager will give primary consideration to securing the best qualitative execution, taking into account such factors as price (including the applicable brokerage commission or dealer spread), the execution capability, financial responsibility and responsiveness of the broker or dealer and the brokerage and research services provided by the broker or dealer. Consistent with this policy, the Manager may select brokers or dealers who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to other funds and/or the other accounts over which it exercises investment discretion. It is understood that neither the Trust nor the Manager have adopted a formula for allocation of the Fund's investment transaction business. It is also understood that it is desirable for the Fund that the Manager have access to supplemental investment and market research and security and economic analyses provided by certain brokers who may execute brokerage transactions at a higher commission to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the lowest commission. Therefore, the Manager is authorized to place orders for the purchase and sale of securities for the Fund with such certain brokers, subject to review by the Trust's Board of Trustees from time to time with respect to the extent and continuation of this practice, provided that the Manager determines in good faith that the amount of the commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker or dealer. The determination may be viewed in terms of either a particular transaction or the Manager's overall responsibilities with respect to the Fund and to other accounts over which it exercises investment discretion. It is understood that although the information may be useful to the Trust and the Manager, it is not possible to place a dollar value on such information. Consistent with the Rules of Fair Practice of the National

Association of Securities Dealers, Inc., and subject to seeking best qualitative execution, the Manager may give consideration to sales of shares of the Fund as a factor in the selection of brokers and dealers to execute portfolio transactions of the Fund.

      On occasions when the Manager deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients, the Manager, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as expenses incurred in the transaction, will be made by the Manager in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Trust and to such other clients.

      The Manager will not execute any portfolio transactions for the Fund's account with a broker or dealer which is an "affiliated person" (as defined in the Act) of the Trust or the Manager without the prior approval of the Trust. The Trust agrees that it will provide the Manager with a list of brokers and dealers which are "affiliated persons" of the Trust or the Manager.

      The Manager shall render regular reports to the Trust of the total brokerage business placed by the Fund and the manner in which the allocation has been accomplished.

      4. EXPENSES OF THE FUND. It is understood that the Fund will pay, or that the Trust will enter into arrangements that require third parties to pay, all expenses of the Fund other than those expressly assumed by the Manager herein, which expenses payable by the Fund shall include:

      A.    Expenses  of  all  audits  by  independent  public  accountants;

      B.    Expenses of transfer agent,  dividend  disbursing agent,  accounting
            and  pricing  agent  and  shareholder   recordkeeping  services;

      C. Expenses of custodial services, including recordkeeping services provided by the custodian;

      D. Expenses of obtaining security valuation quotations for calculating the value of the Fund's net assets;

      E. Salaries and other compensation of any of its executive officers and employees, if any, who are not officers, directors, stockholders or employees of the Manager;

      F.    Taxes or governmental fees levied against the Fund;

      G. Brokerage fees and commissions in connection with the purchase and sale of the Fund's portfolio securities;

      H.    Costs, including the interest expense, of borrowing money;

      I. Costs and/or fees incident to Board of Trustee and shareholder meetings, the preparation and mailings of prospectuses, reports and notices to the existing shareholders of the Fund, the filing of reports with regulatory bodies, the maintenance of the Trust's existence as a business trust, membership in investment company organizations, and the registration of shares with federal and state securities authorities;

      J. Legal fees, including the legal fees related to the registration and continued qualification of the Fund's shares for sale and legal fees arising from litigation to which the Trust may be a party and indemnification of the Trust's officers and trustees with respect thereto;

      K. Costs of printing share certificates (in the event such certificates are issued) representing shares of the Fund;

      L. Trustees' fees and expenses of Trustees who are not directors, officers, employees or stockholders of the Manager or any of its affiliates; and

      M. The Fund's pro rata portion of the fidelity bond required by Section 17(g) of the Act and other insurance premiums.


      5.    ACTIVITIES AND AFFILIATES OF THE MANAGER.
            ----------------------------------------
      A. The services of the Manager hereunder are not to be deemed exclusive, and the Manager and any of its affiliates shall be free to render similar services to others. The Manager shall use the same skill and care in the management of the Fund's assets as it uses in the administration of other accounts to which it provides asset management, consulting and portfolio manager selection services, but shall not be obligated to give the Fund more favorable or preferential treatment vis-a-vis its other clients.

      B. Subject to and in accordance with the Agreement and Declaration of Trust and Bylaws of the Trust and to Section 10(a) of the Act, it is understood that Trustees, officers and agents of the Trust and shareholders of the Fund are or may be interested in the Manager or its affiliates as directors, officers, agents or stockholders of the Manager or its affiliates; that directors, officers, agents and stockholders of the Manager or its affiliates are or may be interested in the Trust as Trustees, officers, agents, shareholders or otherwise; that the Manager or its affiliates may be interested in the Trust as shareholders or otherwise; and that the effect of any such interests shall be governed by said Declaration of Trust, Bylaws and the Act.

      6. COMPENSATION OF THE MANAGER. For all of the services to be rendered and payments made as provided in this Agreement, the Fund will pay the Manager a fee, computed and accrued daily and paid monthly, at the annual rate of 1.25% of the Fund's average daily net assets.

      The value of the daily net assets of the Fund shall be determined pursuant to the applicable provisions of the Declaration of Trust and to resolutions of the Board of Trustees of the Trust. If, pursuant to such provisions, the determination of net asset value is suspended for any particular business day, then for the purposes of this paragraph 6, the value of the net assets of the Fund as last determined shall be deemed to be the value of its net assets as of the close of business on that day, or as of such other time as the value of the Fund's net assets may lawfully be determined on that day. If the determination of the net asset value of the Fund's shares has been suspended for a period including such month, the Manager's compensation payable for such month shall be computed on the basis of the value of the net assets of the Fund as last determined (whether during or prior to such month).

      7.    LIABILITIES  OF THE  MANAGER.
            ----------------------------
      A. Except as provided below in this paragraph 7, in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Manager ("disabling conduct"), the Manager shall not be subject to liability to the Trust or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

      B. The Manager shall not be indemnified for any liability unless (i) a final decision is made on the merits by a court or other body before whom the proceeding was brought that the Manager was not liable by reason of disabling conduct, or (ii) in the absence of such a decision, a reasonable determination is made, based upon a review of the facts, that the Manager was not liable by reason of disabling conduct, by (a) the vote of a majority of a quorum of the Trustees who are not interested persons of the Trust or the Manager or (b) an independent legal counsel in a written opinion. The Trust will advance attorneys' fees or other expenses incurred by the Manager in defending a proceeding, upon the undertaking by or on behalf of the Manager to repay the advance unless it is ultimately determined that the Manager is entitled to indemnification, so long as the Manager meets at least one of the following as a condition to the advance:
            (i) the Manager shall provide a security for its undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Trustees who are not interested persons of the Trust or the Manager, or an independent legal counsel in a written opinion, shall determine, based on a review of the readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Manger ultimately will be found entitled to indemnification. Any person employed by the Manager who may also be or become an employee of the Trust shall be deemed, when acting within the scope of his employment by the Trust, to be acting in such employment solely for the Trust and not as the Manager's employee or agent.

      C. No provision of this Agreement shall be construed to protect any Trustee, director, officer or agent of the Trust or the Manager from liability in violation of Sections 17(h) and (i) of the Act.

      8.    RENEWAL AND TERMINATION.
            -----------------------
      A. This Agreement shall become effective on the date first written above and shall remain in full force and effect for two (2) years from the date hereof and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the vote of a majority of the Trustees who are not interested persons of the Trust or the Manager, cast in person at a meeting called for the purpose of voting on such approval and by a vote of the Board of Trustees or of a majority of the outstanding voting securities. The aforesaid provision that this Agreement may be continued "annually" shall be construed in a manner consistent with the Act and the rules and regulations thereunder.

      B.    This  Agreement:

            (a) may at any time be terminated with respect to the Fund, without the payment of any penalty, either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund, on sixty (60) days' written notice to the Manager;

            (b) shall immediately terminate in the event of its assignment; and (c) may be terminated by the Manager on sixty (60) days' written notice to the Trust.

      C. As used in this Section 8, the terms "assignment," "interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the Act and the rules and regulations thereunder.

      D. Any notice under this Agreement shall be given in writing addressed and delivered or mailed postpaid, to the other party to this Agreement at its principal place of business.

      9. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

      10. LIMITATION OF LIABILITY. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust, as provided in the Declaration of Trust of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees and shareholders of the Trust and signed by the officers of the Trust, acting as such, and neither such authorization by such Trustees and shareholders nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust.

      11. USE OF NAME. The Manager may use the name "Profit Funds" or any derivation thereof in connection with another business enterprise, including any registered investment company with which the Manager is, or may become associated, so long as such use is permitted under the Act and other applicable law.

      12. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, and no amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the outstanding voting securities of the Fund and by the Board of Trustees, including a majority of the Trustees who are not interested persons of the Manager or of the Trust, cast in person at a meeting called for the purpose of voting on such approval.

      13. GOVERNING LAW. To the extent that state law has not been preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Delaware.

      IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed, as of the day and year first written above.



                                            PROFIT FUNDS INVESTMENT TRUST


ATTEST:                                     BY:  /s/ Eugene A. Profit
                                                ---------------------------
/s/ D. Smith
----------------------                      Title:  President



                                            INVESTOR RESOURCES GROUP, LLC


ATTEST:                                     BY:  /s/ Eugene A. Profit
                                                ---------------------------
/s/ D. Smith
----------------------                      Title:  President

                        ADDENDUM TO MANAGEMENT AGREEMENT


      Addendum dated November 20, 2008 to the Management Agreement (the "Agreement") between Profit Funds Investment Trust (the "Trust"), on behalf of The Profit Fund (the "Fund"), and Profit Investment Management (the "Adviser").

                                    RECITALS

      A. The Agreement authorizes the payment of a monthly advisory fee equal to an annual rate of 1.25% of the Fund's average daily net assets.
      B. The Fund is responsible, pursuant to the Agreement, for paying the operational expanses of the Fund.
      C. The Adviser desires to waive its fee and to reimburse the Fund's expenses, and the Trust has agreed to accept such waiver and reimbursement.

      NOW THEREFORE, it is agreed that:

      1. Effective immediately and through February 1, 2010, the Adviser shall waive advisory fees and reimburse the Fund for the Fund's expenses, excluding brokerage fees and commissions, taxes, borrowing costs (such as (a) interest and (b) dividend expense on securities sold short) and such extraordinary or non-recurring expenses as may arise, including litigation to which the Fund may be a party and indemnification of the Trust's trustees and officers with respect thereto, in order to maintain total Fund operating expenses at 1.75% of its average daily net assets.

      2. The Agreement is unchanged in all other respects.

      IN WITNESS WHEREOF, the parties have caused this Addendum to be signed by their officers designated below, all as of the date first written above.

                                        PROFIT INVESTMENT MANAGEMENT



                                        By:    /s/ Eugene A. Profit
                                             ------------------------------
                                        Title: President
                                             ------------------------------


                                        ACCEPTED BY:
                                        ------------

                                        PROFIT FUNDS INVESTMENT TRUST



                                        By:    /s/ Eugene A. Profit
                                             ------------------------------
                                        Title: President
                                             ------------------------------

                               FIRST AMENDMENT TO
                          PROFIT FUNDS INVESTMENT TRUST
                              MANAGEMENT AGREEMENT

      WHEREAS, Profit Funds Investment Trust (the "Trust") and Profit Investment Management, Inc. (the "Adviser"), each having its principal place of business at 8401 Colesville Road, Suite 320, Silver Spring, Maryland 20910, have entered into a Management Agreement as of November 30, 1998 (the "Agreement");

      WHEREAS, the parties agree to amend the Agreement;

      NOW, THEREFORE, effective February 1, 2009, the Trust and the Adviser agree to amend the Agreement as follows:

      1.    Paragraph 6 of the Agreement is hereby amended to read as follows:

            6. For all services to be rendered and payments made as provided in this Agreement, the Fund will pay the Manager a fee, computed and accrued daily and paid monthly, at the annual rate of 0.75% of the Fund's average daily net assets.

                  The value of the daily net assets of the Fund shall be determined pursuant to the applicable provisions of the Declaration of Trust and to resolutions of the Board of Trustees of the Trust. If, pursuant to such provisions, the determination of net asset value is suspended for any particular business day, then for the purposes of this paragraph 6, the value the net assets of the Fund as last determined shall be deemed to be the value of its net assets as of the close of business on that day, or as ouch other time as the value of the Fund's net assets may lawfully be determined on that day. If the determination of the net asset value of the Fund's shares has been suspended for a period including such month, the Manager's compensation payable for such month shall be computed on the basis of the value of the net assets of the Fund as last determined (whether during or prior to such month).

      2. Excepted as amended hereof, the Agreement shall remain in full force and effect.



      Executed this 28th day of January, 2009



PROFIT FUNDS INVESTMENT TRUST


By:   /s/ Eugene Profit
     ------------------------------------
     Eugene Profit, President and Trustee


PROFIT INVESTMENT MANAGEMENT, INC.


By:   /s/ Eugene Profit
     ------------------------------------
     Eugene Profit, President